EXECUTION COPY

[        ] Mortgage Trust [      ]

$[         ] (APPROXIMATE)

BOND SECURITIZATION, L.L.C.

Mortgage Pass-Through Certificates, Series [        ]

UNDERWRITING AGREEMENT

[            ]

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

Bond Securitization, L.L.C., a Delaware corporation (the “Depositor”), proposes to sell to J.P. Morgan Securities Inc. (the “Underwriter”), $[       ] (approximate) principal amount of Mortgage Pass-Through Certificates, Series [    ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ] (the “Certificates”).  The Certificates will represent beneficial interests in, among other things, a pool of mortgage loans described in the Prospectus referred to below (the “Mortgage Loans”) and certain moneys received under the Mortgage Loans after [        ] (the “Cut-off Date”).  The Certificates will be issued pursuant to the provisions of a Pooling and Servicing Agreement dated as of [      ] (the “Pooling and Servicing Agreement”) between the Depositor, [     ], as master servicer (the “Master Servicer) and securities administrator and [      ], as Trustee (the “Trustee”).

The Depositor has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement, including a prospectus, relating to the Certificates.  The registration statement as amended at the time when it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, is referred to in this Agreement as the “Registration Statement”.  The Depositor also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Certificates.  The related prospectus covering the Certificates in the form first used to confirm sales of the Certificates is hereinafter referred to as the “Basic Prospectus”, and the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Certificates in the form first used to confirm sales of the Certificates is hereinafter referred to as the “Prospectus”.  Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  The free writing prospectus, dated as of [        ], in the form in which it has heretofore been filed pursuant to Rule 433 is hereinafter called the “Free Writing Prospectus” and such Free Writing Prospectus was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T.

When used in this Agreement, “Basic Documents” shall mean: (i) the Pooling and Servicing Agreement, (ii) the Certificates and (iii) any other contract, agreement or instrument which is or is to be entered into by the Depositor on the Closing Date or otherwise in connection with any of the foregoing or this Agreement.  To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Prospectus.

The Depositor hereby agrees with the Underwriter as follows:

1.

Purchase and Sale.  The Depositor agrees to sell the Certificates to the Underwriter as hereinafter provided, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Depositor the Certificates at a price equal to [   ]% of their aggregate principal amount plus, for each Class, accrued interest, if any, on the principal amount thereof at the applicable pass-through rate from [       ] to the date of payment and delivery.

2.

Offering.  The Depositor understands that the Underwriter intends (i) to make a public offering of the Certificates as soon after the parties hereto have executed and delivered this Agreement as in the judgment of the Underwriter is advisable and (ii) initially to offer the Certificates upon the terms set forth in the Prospectus.

3.

Delivery and Payment.  Payment for the Certificates shall be made by wire transfer in immediately available funds to the account specified by the Depositor to the Underwriter no later than noon the Business Day (as defined below) prior to the Closing Date (as defined below), at 10:00 A.M., New York City time on [        ], or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Underwriter and the Depositor may agree upon in writing.  The time and date of such payment are referred to herein as the “Closing Date”.  As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

Payment for the Certificates shall be made against delivery to the nominee of the Depository Trust Company for the account of the Underwriter of one or more global notes (the “Global Note”) representing the Certificates, with any transfer taxes payable in connection with the transfer to the Underwriter of the Certificates duly paid by the Depositor.  The Global Note will be made available for inspection by the Underwriter at the office of J.P. Morgan Securities Inc. at the address set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

4.

Representations and Warranties.  The Depositor represents and warrants to the Underwriter that:

(a)

no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Depositor in writing by the Underwriter expressly for use therein;

(b)

the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Depositor, threatened by the Commission; and the Registration Statement, the Prospectus and the Free Writing Prospectus (as amended or supplemented if the Depositor shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, as of the date of the Prospectus and any amendment or supplement thereto and as of the date of the Free Writing Prospectus and any amendment or supplement thereto, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement, the Prospectus or the Free Writing Prospectus made in reliance upon and in conformity with information relating to the Underwriter furnished to the Depositor in writing by the Underwriter expressly for use therein;

(c)

the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)

the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents;

(e)

this Agreement has been duly authorized, executed and delivered by the Depositor;

(f)

the Certificates have been duly and validly authorized and, when such Certificates are duly and validly executed and authenticated by the Trustee and delivered in accordance with the Pooling and Servicing Agreement and delivered and paid for pursuant to this Agreement will be validly issued and outstanding and entitled to the benefits and security afforded by the Pooling and Servicing Agreement; each of the Basic Documents to which the Depositor is a party has been duly authorized and, when executed and delivered by the Depositor and, in the case of the Basic Documents, the other parties thereto, each of the Basic Documents to which the Depositor is a party will constitute a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles; and the Certificates and the Basic Documents each will conform to the descriptions thereof in the Prospectus;

(g)

the Depositor is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Certificates and the performance by the Depositor of all of the provisions of its obligations under the Certificates, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Depositor or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor, or any of its properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Certificates or the consummation by the Depositor of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Certificates by the Underwriter;

(h)

other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against or affecting the Depositor or its properties or, to which the Depositor is or may be a party or to which the Depositor or any property of the Depositor is or may be the subject, (i) asserting the invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Certificates, (iv) that could materially and adversely affect the Depositor’s performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Certificates or the marketability of the Certificates; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

(i)

the computer tape with respect to the Mortgage Loans to be deposited in the Trust Fund created as of the Cut-off Date and made available to the Underwriter by the Depositor was complete and accurate in all material respects as of the date hereof; the Depositor has good and marketable title to the Mortgage Loans free and clear of all liens, encumbrances and defects, except such as are described or referred to in the Prospectus, and by assignment and delivery of each of the Mortgage Loans to the Trustee as of the Closing Date, the Depositor will transfer title in the Mortgage Loans to the Trust Fund, subject to no prior lien, mortgage, security interest, pledge, adverse claim, change or encumbrance;

(j)

the representations and warranties of the Depositor contained in the Basic Documents are true and correct in all material respects;

(k)

[      ] are independent public accountants with respect to the Depositor within the meanings of the Securities Act; and

(l)

The Depositor acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm's length contractual counterparty to the Depositor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor or any other person.  Additionally, neither the Representative nor any other underwriter is advising the Depositor or any other person as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction.  The Depositor shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Depositor with respect thereto. Any review by the Underwriter of the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Depositor.

5.

Covenants and Agreements.  The Depositor covenants and agrees with the Underwriter as follows:

(a)

to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) under the Securities Act, and to furnish copies of the Prospectus to the Underwriter in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request;

(b)

to deliver, at the expense of the Depositor, to the Underwriter, signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein, and, during the period mentioned in paragraph (e) below, to the Underwriter as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Underwriter may reasonably request;

(c)

before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Underwriter a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Underwriter reasonably objects;

(d)

to advise the Underwriter promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective, (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed and to furnish the Underwriter with copies thereof, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (v) of the occurrence of any event, within the period referenced in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vi) of the receipt by the Depositor of any notification with respect to any suspension of the qualification of the Certificates for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending and such qualification of the Certificates, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

(e)

if, during such period of time after the first date of the public offering of the Certificates as in the opinion of counsel for the Underwriter a prospectus relating to the Certificates is required by law to be delivered in connection with sales by the Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Depositor, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Depositor) to which Certificates may have been sold by the Underwriter and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

(f)

to endeavor to qualify the Certificates for offer and sale under the Certificates or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Certificates; provided that the Depositor shall not be required to file a general consent to service of process in any jurisdiction;

(g)

to make generally available to the holders of the Certificates and to the Underwriter as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust Fund occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

(h)

so long as the Certificates are outstanding, to furnish to the Underwriter (i) copies of each certificate, the annual statements of compliance and the annual independent certified public accountant’s servicing reports furnished to the Trustee pursuant to the Pooling and Servicing Agreement by first class mail as soon as practicable after such statements and reports are furnished to the Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) copies of all reports or other communications (financial or other) furnished to holders of the Certificates, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange, (iv) the annual assessment of compliance by the Servicers and (v) from time to time such other information concerning the Trust Fund or the Depositor as the Underwriter may reasonably request;

(i)

to the extent, if any, that the ratings provided with respect to the Certificates by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Depositor, the Depositor shall use its best efforts to furnish such documents and take any other such action; and

(j)

to use the net proceeds received by the Depositor from the sale of the Certificates pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”.

6.

Conditions to the Obligations of the Underwriter.  The obligations of the Underwriter hereunder are subject to the performance by the Depositor of its obligations hereunder and to the following additional conditions:

(a)

if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Underwriter;

(b)

the representations and warranties of the Depositor contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and  the representations and warranties of the Depositor and the Master Servicer in the Pooling and Servicing Agreement will be true and correct on the Closing Date; and the Depositor shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder and under the Basic Documents at or prior to the Closing Date;

(c)

 the Underwriter shall have received on and as of the Closing Date a certificate of an executive officer of the Depositor satisfactory to the Underwriter to the effect set forth in subsections (a) and (b) of this Section;

(d)

on the date hereof and also on the Closing Date, [       ] shall have furnished to you letters to the effect that they have performed certain specified procedures requested by the Underwriter with respect to the information set forth in the Prospectus (including any Static Pool Data referred to therein), dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e)

the Underwriter shall have received on and as of the Closing Date an opinion of McKee Nelson LLP, counsel to the Depositor and the Underwriter, with respect to the validity of the Pooling and Servicing Agreement and the Certificates, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(f)

the Underwriter shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described herein which is not otherwise described in this Agreement allowing the Underwriter to rely on such opinion as if it were addressed to the Underwriter;

(g)

the Underwriter shall have received copies of letters from Dominion Bond Rating Service, Moody’s Investors Service, Inc. and Fitch Ratings (the “Rating Agencies”) stating that the Certificates shall have been rated as set forth on Schedule I hereto by the Rating Agencies; and

(h)

on or prior to the Closing Date the Depositor shall have furnished to the Underwriter such further certificates and documents as the Underwriter shall reasonably request.

7.

Indemnification and Contribution.    The Depositor agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Free Writing Prospectus (including any Static Pool Information therein) (as amended or supplemented if the Depositor shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with Underwriter Information.

(b)

The Underwriter agrees to indemnify and hold harmless the Depositor, its directors, its officers who sign the Registration Statement and each person who controls the Depositor within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Depositor to the Underwriter, but only with reference to Underwriter Information; provided, however, that this indemnity shall not apply to any untrue statement or omission or alleged omission made in any Derived Information that results from an error or omission in any Seller-Provided Information.  The obligations of the Underwriter under this section shall be in addition to any liability which each Underwriter may otherwise have.

(c)

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to Subsections (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the  Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for the Underwriter and such control persons of the Underwriter shall be designated in writing by the Underwriter and any such separate firm for the Depositor, its directors, its officers who sign the Registration Statement and such control persons of the Depositor shall be designated in writing by the Depositor.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this subsection (c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

(d)

If the indemnification provided for in subsections (a) or (b) above is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such subsection, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriter on the other hand from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Depositor on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Depositor and the total underwriting discounts and the commissions received by the Underwriter bear to the aggregate public offering price of the Certificates.  The relative fault of the Depositor on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Depositor and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)

The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Depositor set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Depositor, its officers or directors or any other person controlling the Depositor and (iii) acceptance of and payment for any of the Certificates.

(f)

The Depositor and the Underwriter agree that the only information furnished to the Depositor by the Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus is the information set forth in [the first sentence of the fourth paragraph on the cover page of the prospectus supplement included in the Prospectus and the second sentence of the first paragraph under “Method of Distribution”] in such prospectus supplement.

8.

Termination.  Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Underwriter, by notice given to the Depositor, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriter, is material and adverse and which, in the judgment of the Underwriter, makes it impracticable to market the Certificates on the terms and in the manner contemplated in the Prospectus.

9.

Effectiveness of Agreement.  This Agreement shall become effective upon execution and delivery hereof by the parties hereto.

10.

Payment of Expenses.    The Underwriter will pay all costs and expenses of the Depositor in connection with the transactions herein contemplated, including, but not limited to: (i) the costs and expenses of the Depositor in connection with the purchase of the Mortgage Loans; (ii) the fees and disbursements of counsel to the Depositor; (iii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iv) the fees, costs and expenses of the Trustee and its counsel; (v) all accounting fees and disbursements; (vi) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or Blue Sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any Legal Investment Survey, including reasonable fees and disbursements of counsel in connection therewith; (viii) the costs and expenses in connection with printing (or otherwise reproducing ) and delivering the Registration Statement and Prospectus and the reproducing and delivery of this Agreement and the furnishing to the Underwriter of such copies of the Registration Statement, Prospectus and this Agreement as the Underwriter may reasonably request; and (ix) the fees of the rating agency or agencies requested to rate the Certificates.  Except as provided in the following paragraph (b), the Underwriter shall be responsible for paying all costs and expenses incurred by it in connection with its purchase and sale of Certificates including, but not limited to, the fees and disbursements of its counsel.

(b)

If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Depositor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Depositor shall be unable to perform its obligations under this Agreement or any condition of the Underwriter’s obligations cannot be fulfilled, the Depositor agrees to reimburse the Underwriter for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

11.

Marketing Materials.  Marketing Materials (as defined below) shall be treated as follows:

(a)

The Underwriter may convey Derived Information (as defined below) (x) to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that such Underwriter shall not enter into a Contract of Sale with such investor unless such Underwriter has conveyed the Free Writing Prospectus to such potential investor  prior to such Contract of Sale and such Derived Information shall be conveyed separate and apart from the Free Writing Prospectus and (y) to an investor after a Contract of Sale provided that such Underwriter has conveyed the Free Writing Prospectus to such investor in connection with such Contract of Sale.  The Underwriter agrees that it shall not broadly disseminate any Derived Information.

(b)

 The Underwriter has provided to the Depositor prior to the date of filing of the Free Writing Prospectus a copy of any Derived Information if such Derived Information is in fact required to be filed under the Act, and the Depositor has filed or shall file such Derived Information with the Commission if the filing is in fact required under the Act.

(c)

The Underwriter may convey Issuer Marketing Materials (as defined below), Traditional Marketing Materials (as defined below) or Issuer Free Writing Prospectuses (as defined below) to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that the Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has conveyed the Free Writing Prospectus to such potential investor prior to such Contract of Sale.  In addition, in the case of Traditional Marketing Materials, the Underwriter shall (x) deliver a copy of the Traditional Marketing Materials to the Company and its counsel one business day prior to the first use thereof, (y) shall not convey any such Traditional Marketing Materials to which the Depositor or its counsel reasonably objects and (z) shall convey such Traditional Marketing Materials to each potential investor in the class or classes of Offered Certificates to which such Traditional Marketing Materials relates.

(d)

After furnishing Issuer Marketing Materials, Traditional Marketing Materials or Issuer Free Writing Prospectuses, in each instance, other than those that contain only ABS ICM (as defined below), to potential investors, the Underwriter shall furnish copies thereof to the Depositor at the time of first use thereof, and the Depositor shall file such Issuer Marketing Materials, Traditional Marketing Materials or Issuer Free Writing Prospectuses, as applicable, with the Commission if the filing thereof is in fact required under the Act.  After furnishing Issuer Marketing Materials, Traditional Marketing Materials or Issuer Free Writing Prospectuses, in each instance, that contain only ABS ICM, to potential investors the Underwriter has furnished copies thereof to the Depositor prior to the date of filing of the Prospectus Supplement, and the Depositor has filed or shall file such Issuer Marketing Materials, Traditional Marketing Materials or Issuer Free Writing Prospectuses, as applicable, with the Commission if the filing thereof is in fact required under the Act.

(e)

Notwithstanding any provision of this Section 11 to the contrary, unless required under the Act, the Underwriter shall not be required to file with the Commission or deliver to the Depositor for filing with the Commission any free writing prospectus that (i) is used or referred to by it and distributed by or on behalf of it in a manner that is not reasonably designed to lead to its broad, unrestricted dissemination and (ii) does not consist of or include Issuer Marketing Materials or Traditional Marketing Materials.

(f)

For purposes of this agreement,

(i)

“ABS ICM” means “ABS Information and Computational Materials” as defined in Item 1101(a) of Regulation AB of the Act (“Regulation AB”) promulgated by the Commission.

(ii)

“Bloomberg Submission”  means the material provided by or through Bloomberg or Intex or similar entities for use by prospective investors, or embedded in any CDI files provided to prospective investors.

(iii)

“Collateral Strats”  means information regarding the Mortgage Loans that is based on the Seller-Provided Information that is conveyed separate and apart from any Preliminary Term Sheet.

(iv)

“Derived Information” means information specified in paragraph (5) of the definition of ABS Informational and Computational Materials in Item 1101(a) of Regulation AB.

(v)

“Issuer Free Writing Prospectus” means any “free writing prospectus” within the meaning of Rule 405 under the Securities Act that describes the Certificates and/or the Mortgage Loans and contains information described in paragraphs (1) – (3) of the definition of “ABS informational and computational materials in Item 1101(a) of Regulation AB, but which does not include Derived Information.

(vi)

“Issuer Marketing Materials” means Marketing Materials that include “issuer information” as defined in Rule 433(h)(2) of the Act that are required to be filed by the Company under the Act.

(vii)

“Marketing Materials” means ABS ICM or Preliminary Term Sheets.

(viii)

“Preliminary Term Sheet” means a “written communication” within the meaning of Rule 405 under the Act that describes the Certificates and/or the Mortgage Loans and contains information described in paragraphs (1) – (3) of the definition of ABS Informational and Computational Materials in Item 1101(a) of Regulation AB but which does not include Derived Information.

(ix)

“Seller-Provided Information” means any computer tape furnished to the Underwriter by an Originator concerning the assets comprising the Trust.

(x)

“Static Pool Data” means any information provided by the Company as contemplated by Item 1105 of Regulation AB relating to securitized pools established on or after January 1, 2006.

(xi)

“Traditional Marketing Materials” means Marketing Materials that are required to be filed under the Act that contain both “issuer information” as defined in Rule 433(h)(2) of the Act and other information that would be required to be filed under the Act, other than Collateral Strats and Bloomberg Submissions.

12.

Successors.  This Agreement shall inure to the benefit of and be binding upon the Depositor, the Underwriter, any controlling persons referred to herein and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  No purchaser of Certificates from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

13.

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriter shall be given to J.P. Morgan Securities Inc., 270 Park Avenue, MBS Trading, 6th Floor, New York, New York 10017 (Facsimile No.: (212) 834-6591); Attention: Brian Simons.  Notices to the Depositor shall be given to it at Bond Securitization, L.L.C., 270 Park Avenue, New York, New York 10017, (Facsimile No.:  (212) 270-7473); Attention:  [      ] Mortgage Trust [   ].

14.

Counterparts; Applicable Law.  This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

If the foregoing is in accordance with your understanding, please sign and return the enclosed counterparts hereof.

Very truly yours, BOND SECURITIZATION, L.L.C. By:_______________________ Name: Title:

Accepted:

J.P. MORGAN SECURITIES INC.

By:___________________________

Name:
     Title:

SCHEDULE I

[      ] Mortgage Trust [     ]

$[     ] (Approximate)

Mortgage Pass-Through Certificates, Series [      ]

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